Exhibit 99.1

Plymouth Industrial REIT Provides Acquisition and Leasing Activity Update

for Second Quarter 2022

BOSTON—(June 6, 2022) Plymouth Industrial REIT, Inc. (NYSE: PLYM) announced its leasing and acquisition activity to date during the second quarter of 2022. The Company also announced it will provide a webcast of its presentation at Nareit’s REITweek on Wednesday, June 8, 2022.

Jeff Witherell, Chief Executive Officer and Co-Founder of Plymouth, noted, “The leasing results continue to exceed our expectations with strong volume of leases signed already during the quarter, double-digit increases in rents and more leases anticipated in the coming weeks. The $48.9 million in acquisitions we completed extend our footprint in existing markets and help us enter the Carolinas for the first time with a blend of stabilized and value-add opportunities.”

Leasing Activity

Leases commencing during the second quarter through May 31, 2022, totaled an aggregate of 1,077,234 square feet, all of which are associated with leases with terms of at least six months. These leases included 432,809 square feet of renewal leases and 644,425 square feet of new leases. The Company will experience a 22.6% increase in rental rates on a cash basis from these leases. Year-to-date, an aggregate of 2,386,519 square feet of leases with terms of at least six months have commenced with a 19.5% rental rate increase on a cash basis. As of May 31, 2022, the Company’s total portfolio was 96.3% occupied.

Acquisition Activity

To date during the second quarter of 2022 Plymouth closed on the acquisition of five industrial buildings totaling 464,449 square feet for a total of $48.9 million, a weighted average price of $105 per square foot, and a weighted average initial yield of 5.7%. The Company expects to close on one additional acquisition next month for a purchase price of approximately $16.5 million.

The second quarter activity is comprised of the following:

•	76,485-square-foot multi-tenant industrial building in St. Louis, Missouri with 75% occupancy for $8.5 million, or $110 per square foot, an initial projected yield of 5.5% and a second-year projected yield of 8.0% (previously disclosed on May 4, 2022).
•	78,743-square-foot, multi-tenant industrial building in Chicago, Illinois with 100% occupancy for $7.3 million, or $93 per square foot, and an initial projected yield of 5.7% (previously disclosed on May 4, 2022).
•	Two industrial buildings totaling 154,000 square feet in Cincinnati and Cleveland, Ohio with 100% occupancy for $12.7 million, or $82 per square foot, and an initial projected yield of 5.8%.
•	155,220-square-foot single-tenant industrial building, with the ability to expand by an additional 100,00 square feet, in Charlotte, North Carolina with 100% occupancy for $20.4 million, or $131 per square foot, and an initial projected yield of 5.7%.

Plymouth also announced it has promoted Lyndon Blakesley to Chief Accounting Officer from his previously held position as Senior Vice President of Reporting and Compliance. Mr. Blakesley has served in a number of accounting roles since joining Plymouth in 2017. Prior to that time, he was with Iron Mountain and EY.

Nareit REITweek Investor Presentation

The Company will make a virtual presentation at REITweek 2022 on Wednesday, June 8, 2022 from 8:00 a.m. to 8:30 a.m. ET. The presentation will be webcast and available to registered REITweek participants. Registration is complimentary and accessible through Nareit’s website.

About Plymouth

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a real estate investment trust focused on the acquisition, ownership and management of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, located in primary and secondary markets within the main industrial, distribution and logistics corridors of the United States.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Contact:
Tripp Sullivan
SCR Partners
(615) 942-7077
TSullivan@scr-ir.com